Exhibit 99.2 Investor Presentation November 2018 Exhibit 99.2 Investor Presentation November 2018

DISCLAIMER This investor presentation (“Investor Presentation”) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Haymaker Acquisition Corporation (“Haymaker”) or One Spa World (”OSW”) or any of OSW or Haymaker’s affiliates’ securities (as such term is defined under the U.S. federal securities laws). This Investor Presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination of OSW and Haymaker (the “Business Combination”), as contemplated in the term sheet relating to the Business Combination (the “Term Sheet”), and for no other purpose. The information contained herein does not purport to be all-inclusive. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modeling or any other information contained herein. All levels, prices and spreads are historical and do not represent current market levels, prices or spreads, some or all of which may have changed since the issuance of this document. Any data on past performance, modeling contained herein is not an indication as to future performance. OSW and Haymaker assume no obligation to update the information in this Investor Presentation. Neither OSW or Haymaker accepts any liability whatsoever for any losses arising from the use of this Investor Presentation or reliance on the information contained herein. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. This Investor Presentation is being provided for use only by the intended recipient. The information contained herein must be kept strictly confidential and may not be reproduced or distributed in any format, in whole or in part, without the prior written consent of OSW and Haymaker. By accepting delivery of this Investor Presentation, you agree with OSW and Haymaker that you will maintain the strict confidentiality of the information contained herein. The distribution of this Investor Presentation may also be restricted by law and persons into whose possession this Investor Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that recipient will neither use, nor cause any third party to use, this Investor Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. No representation or warranty (whether expressed or implied) has been made by Haymaker, OSW or any of their respective affiliates with respect to the matters set forth in this Investor Presentation, and the recipient disclaims any such representation or warranty. Only those particular representations and warranties of Haymaker, OSW or any of their respective affiliates made in a definite written subscription agreement, if any, regarding the matters set forth in this Investor Presentation (which will not contain any representation or warranty relating to this Investor Presentation or information contained in or omitted from this Investor Presentation) when and if executed, and subject to such limitations and restrictions as specified therein, shall have any legal effect. At any time upon the request of the Haymaker for any reason, recipient shall promptly deliver to the Haymaker or securely destroy this Investor Presentation and any other documents furnished to recipient by or on behalf of Haymaker or OSW without keeping any copies, in whole or part, thereof. Use of Projections This Investor Presentation contains financial forecasts, including with respect to OSW estimated revenues, net income, Adj. Net Income, EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Conversion for OSW fiscal years 2018 to 2020. Neither OSW’s independent auditors, nor the independent registered public accounting firm of Haymaker, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation. These projections should not be relied upon as being necessarily indicative of future results. In this Investor Presentation, certain of the above-mentioned estimated information has been repeated (subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of OSW, Haymaker or the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Investor Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. DISCLAIMER This investor presentation (“Investor Presentation”) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Haymaker Acquisition Corporation (“Haymaker”) or One Spa World (”OSW”) or any of OSW or Haymaker’s affiliates’ securities (as such term is defined under the U.S. federal securities laws). This Investor Presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination of OSW and Haymaker (the “Business Combination”), as contemplated in the term sheet relating to the Business Combination (the “Term Sheet”), and for no other purpose. The information contained herein does not purport to be all-inclusive. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modeling or any other information contained herein. All levels, prices and spreads are historical and do not represent current market levels, prices or spreads, some or all of which may have changed since the issuance of this document. Any data on past performance, modeling contained herein is not an indication as to future performance. OSW and Haymaker assume no obligation to update the information in this Investor Presentation. Neither OSW or Haymaker accepts any liability whatsoever for any losses arising from the use of this Investor Presentation or reliance on the information contained herein. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. This Investor Presentation is being provided for use only by the intended recipient. The information contained herein must be kept strictly confidential and may not be reproduced or distributed in any format, in whole or in part, without the prior written consent of OSW and Haymaker. By accepting delivery of this Investor Presentation, you agree with OSW and Haymaker that you will maintain the strict confidentiality of the information contained herein. The distribution of this Investor Presentation may also be restricted by law and persons into whose possession this Investor Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that recipient will neither use, nor cause any third party to use, this Investor Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. No representation or warranty (whether expressed or implied) has been made by Haymaker, OSW or any of their respective affiliates with respect to the matters set forth in this Investor Presentation, and the recipient disclaims any such representation or warranty. Only those particular representations and warranties of Haymaker, OSW or any of their respective affiliates made in a definite written subscription agreement, if any, regarding the matters set forth in this Investor Presentation (which will not contain any representation or warranty relating to this Investor Presentation or information contained in or omitted from this Investor Presentation) when and if executed, and subject to such limitations and restrictions as specified therein, shall have any legal effect. At any time upon the request of the Haymaker for any reason, recipient shall promptly deliver to the Haymaker or securely destroy this Investor Presentation and any other documents furnished to recipient by or on behalf of Haymaker or OSW without keeping any copies, in whole or part, thereof. Use of Projections This Investor Presentation contains financial forecasts, including with respect to OSW estimated revenues, net income, Adj. Net Income, EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Conversion for OSW fiscal years 2018 to 2020. Neither OSW’s independent auditors, nor the independent registered public accounting firm of Haymaker, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation. These projections should not be relied upon as being necessarily indicative of future results. In this Investor Presentation, certain of the above-mentioned estimated information has been repeated (subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of OSW, Haymaker or the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Investor Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

DISCLAIMER (CONT’D) Forward-Looking Statements This Investor Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements such as projected financial information may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “will,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements about our beliefs and expectations and the estimated financial information and other projections contained herein. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of OSW, Haymaker or the combined company after completion of the Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the possibility that the terms and conditions set forth in any definitive agreements with respect to the Business Combination may differ materially from the terms and conditions set forth in the Term Sheet; (3) the outcome of any legal proceedings that may be instituted against Haymaker, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (4) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of Haymaker, to obtain financing to complete the Business Combination or to satisfy other conditions to closing in the Term Sheet and subsequent definitive agreements with respect to the Business Combination; (5) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (6) the ability to meet NASDAQ’s listing standards following the consummation of the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations of OSW as a result of the announcement and consummation of the Business Combination; (9) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers, cruise operators, hotels and suppliers, obtain adequate supply of products and retain its management and key employees; (8) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that OSW or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) OSW estimates of expenses and profitability; (13) the impact of foreign currency exchange rates and interest rate fluctuations on the results of OSW or the combined company; and (14) other risks and uncertainties indicated from time to time in the final prospectus of Haymaker, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by Haymaker. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. OSW and Haymaker undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Industry and Market Data In this Investor Presentation, OSW relies on and refers to information and statistics regarding market shares in the sectors in which it competes and other industry data. OSW obtained this information and statistics from third-party sources believed to be reliable, including reports by market research firms, such as The Boston Consulting Group. OSW has supplemented this information where necessary with information from discussions with its customers and its own internal estimates, taking into account publicly available information about other industry participants and its management’s best view as to information that is not publicly available. Neither OSW nor Haymaker has independently verified the accuracy or completeness of any such third-party information. DISCLAIMER (CONT’D) Forward-Looking Statements This Investor Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements such as projected financial information may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “will,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements about our beliefs and expectations and the estimated financial information and other projections contained herein. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of OSW, Haymaker or the combined company after completion of the Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the possibility that the terms and conditions set forth in any definitive agreements with respect to the Business Combination may differ materially from the terms and conditions set forth in the Term Sheet; (3) the outcome of any legal proceedings that may be instituted against Haymaker, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (4) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of Haymaker, to obtain financing to complete the Business Combination or to satisfy other conditions to closing in the Term Sheet and subsequent definitive agreements with respect to the Business Combination; (5) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (6) the ability to meet NASDAQ’s listing standards following the consummation of the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations of OSW as a result of the announcement and consummation of the Business Combination; (9) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers, cruise operators, hotels and suppliers, obtain adequate supply of products and retain its management and key employees; (8) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that OSW or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) OSW estimates of expenses and profitability; (13) the impact of foreign currency exchange rates and interest rate fluctuations on the results of OSW or the combined company; and (14) other risks and uncertainties indicated from time to time in the final prospectus of Haymaker, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by Haymaker. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. OSW and Haymaker undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Industry and Market Data In this Investor Presentation, OSW relies on and refers to information and statistics regarding market shares in the sectors in which it competes and other industry data. OSW obtained this information and statistics from third-party sources believed to be reliable, including reports by market research firms, such as The Boston Consulting Group. OSW has supplemented this information where necessary with information from discussions with its customers and its own internal estimates, taking into account publicly available information about other industry participants and its management’s best view as to information that is not publicly available. Neither OSW nor Haymaker has independently verified the accuracy or completeness of any such third-party information.

DISCLAIMER (CONT’D) Use of Non-GAAP Financial Measures This Investor Presentation includes non-GAAP financial measures for OSW which do not conform to SEC Regulation S-X in that it includes financial information (EBITDA, Adj. Net Income and FCF Conversion) not derived in accordance with US GAAP. Accordingly, such information and data will be adjusted and presented differently in Haymaker’s preliminary proxy statement to be filed with the SEC to solicit stockholder approval of the proposed transaction. OSW believe that the presentation of non-GAAP measures provides information that is useful to investors as it indicates more clearly the ability of OSW to meet capital expenditure and working capital requirements and provides an additional tool for investors to use in evaluating ongoing operating results and trends. You should review OSW’s audited and interim financial statements, which will be presented in Haymaker’s preliminary proxy statement to be filed with the SEC, and not rely on any single financial measure to evaluate their respective businesses. Other companies may calculate EBITDA, Adj. Net Income FCF Conversion and other non-GAAP measures differently, and therefore OSW’s respective EBITDA, Adjusted EBITDA, Adj. Net Income, FCF Conversion and margin and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additional Information In connection with the Business Combination, Haymaker intends to file with the SEC a preliminary proxy statement and will mail a definitive proxy statement and other relevant documentation to Haymaker stockholders. This Investor Presentation does not contain all the information that should be considered concerning the Business Combination. It is not intended to form the basis of any investment decision or any other decision with respect to the Business Combination. The definitive agreements with respect to the Business Combination may contain terms and conditions that differ materially from the terms and conditions set forth in the Term Sheet and/or other material terms relevant to an investment decision. Haymaker stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto, and the definitive proxy statement in connection with Haymaker’s solicitation of proxies for the special meeting to be held to approve the Business Combination, because these materials will contain important information about OSW and Haymaker and the proposed transactions. The definitive proxy statement will be mailed to Haymaker stockholders as of a record date to be established for voting on the Business Combination when it becomes available. Stockholders will also be able to obtain a copy of the preliminary proxy statement and definitive proxy statement once they are available, without charge, at the SEC’s website at http://sec.gov or by directing a request to Haymaker at 650 Fifth Avenue, Floor 10, New York, NY 10019. This Investor Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. Participants in the Solicitation Haymaker, OSW and their respective directors and officers may be deemed participants in the solicitation of proxies of Haymaker stockholders in connection with the Business Combination. Haymaker stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Haymaker in Haymaker’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 30, 2018. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Haymaker stockholders in connection with the Business Combination will be set forth in the proxy statement for the Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination will be included in the proxy statement that Haymaker intends to file with the SEC. DISCLAIMER (CONT’D) Use of Non-GAAP Financial Measures This Investor Presentation includes non-GAAP financial measures for OSW which do not conform to SEC Regulation S-X in that it includes financial information (EBITDA, Adj. Net Income and FCF Conversion) not derived in accordance with US GAAP. Accordingly, such information and data will be adjusted and presented differently in Haymaker’s preliminary proxy statement to be filed with the SEC to solicit stockholder approval of the proposed transaction. OSW believe that the presentation of non-GAAP measures provides information that is useful to investors as it indicates more clearly the ability of OSW to meet capital expenditure and working capital requirements and provides an additional tool for investors to use in evaluating ongoing operating results and trends. You should review OSW’s audited and interim financial statements, which will be presented in Haymaker’s preliminary proxy statement to be filed with the SEC, and not rely on any single financial measure to evaluate their respective businesses. Other companies may calculate EBITDA, Adj. Net Income FCF Conversion and other non-GAAP measures differently, and therefore OSW’s respective EBITDA, Adjusted EBITDA, Adj. Net Income, FCF Conversion and margin and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additional Information In connection with the Business Combination, Haymaker intends to file with the SEC a preliminary proxy statement and will mail a definitive proxy statement and other relevant documentation to Haymaker stockholders. This Investor Presentation does not contain all the information that should be considered concerning the Business Combination. It is not intended to form the basis of any investment decision or any other decision with respect to the Business Combination. The definitive agreements with respect to the Business Combination may contain terms and conditions that differ materially from the terms and conditions set forth in the Term Sheet and/or other material terms relevant to an investment decision. Haymaker stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto, and the definitive proxy statement in connection with Haymaker’s solicitation of proxies for the special meeting to be held to approve the Business Combination, because these materials will contain important information about OSW and Haymaker and the proposed transactions. The definitive proxy statement will be mailed to Haymaker stockholders as of a record date to be established for voting on the Business Combination when it becomes available. Stockholders will also be able to obtain a copy of the preliminary proxy statement and definitive proxy statement once they are available, without charge, at the SEC’s website at http://sec.gov or by directing a request to Haymaker at 650 Fifth Avenue, Floor 10, New York, NY 10019. This Investor Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. Participants in the Solicitation Haymaker, OSW and their respective directors and officers may be deemed participants in the solicitation of proxies of Haymaker stockholders in connection with the Business Combination. Haymaker stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Haymaker in Haymaker’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 30, 2018. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Haymaker stockholders in connection with the Business Combination will be set forth in the proxy statement for the Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination will be included in the proxy statement that Haymaker intends to file with the SEC.

TODAY'S PARTICIPANTS

ONESPAWORLD
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ONESPAWORLD



Leonard Fluxman
Executive Chairman

- Served as President and CEO from 2001 to 2016
- Served as President and COO from 1999 to 2000 and as COO and CFO from 1995 to 1998
- Joined Steiner Leisure in 1994 with acquisition of Coiffeur Transocean



Glenn Fusfield
President & CEO

- Served in President and COO roles since 2001, promoted to CEO in 2016
- Joined OSW in 2000 as SVP of Group Operations
- Previously worked at Carnival Cruise Lines for 12 years as VP of Hotel Operations where he was responsible for driving onboard revenue and overseeing Carnival's in-house spa operations



Stephen Lazarus
CFO & COO

- Served as CFO and COO of Steiner Leisure since 2015
- Served as CFO; EVP and SVP of Steiner Leisure from 2003 to 2014
- Previously with Rayovac Corporation from 1998 to 2003 and Duracell from 1990 to 1998, serving in multiple finance and business roles

HAYMAKER



Steven J. Heyer
CEO & Executive Chairman

- Former CEO of Starwood Hotels & Resorts Worldwide
- Former President and COO of The Coca-Cola Company
- Former President and COO of Turner Broadcasting System (Member of AOL Time Warner's Operating Committee)
- Former President and COO of Young & Rubicam Advertising
- Former SVP and Managing Partner of Booz Allen & Hamilton, led worldwide marketing practice



Andrew R. Heyer
President & Director

- CEO and Founder of Mistral Equity Partners
- Founding Managing Partner of Trimaran Capital Partners
- Former Vice Chairman of CIBC World Markets Corp.
- Founder and Former Managing Director of the Argosy Group
- Previously a Managing Director at Drexel Burnham Lambert Incorporated

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ONESPAWORLD
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SITUATION OVERVIEW

- **Haymaker Acquisition Corp. ("We") was formed with the mandate to consummate an attractive transaction in the consumer, media, retail and hospitality spaces**
- **We strongly believe we have identified a highly attractive opportunity which we will preview with you today**
- **OneSpaWorld ("OSW" or the "Company") is a global leader in outsourced health and wellness services across the leisure industry and one of the largest health and wellness companies in the world**
  - OSW is an asset-lite, high cash flow business service platform with a deeply entrenched market position and remarkably attractive economics
  - Calendar year 2019E revenue and Adj. After-Tax Unlevered Free Cash Flow[1] of $573M and $55M respectively based on 168 ships and 71 resorts
- **Highly-dependable, uniquely-visible revenue growth and profitability make OSW an ideal candidate for public markets**
  - 84% (and growing) market share in a highly attractive industry benefitting from global consumer megatrends
  - ~95% historical contract renewal rate with 5-year average contract life
  - Minimal capex and attractive tax status deliver exceptional after-tax free cash flow
- **Haymaker's highly qualified management team will add significant value to the business**
  - Extensive C-suite investing and operational experience at Fortune 500 companies, particularly in the consumer and hospitality sectors, which will bolster OSW's already-stellar management team
  - Deep public board experience having collectively served on the boards of a dozen public companies

1. *Adjusted After-Tax Unlevered Free Cash Flow calculated as (Adjusted EBITDA – Avg. of 2015-20 Capex – Cash Taxes).*

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FIVE REASONS WE LOVE OSW

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- **Undisputed Global Leader in the Highly Attractive Maritime Health & Wellness Industry**
  - Growing 84% market share in the outsourced maritime health & wellness market, 10x the size of its closest competitor
  - Cruise industry grows by building new ships and has seen 20+ years of consecutive passenger growth
  - OSW is the beneficiary of continually increasing emphasis on health & wellness by consumers
- **Differentiated Business Model That Cannot Be Replicated**
  - Robust infrastructure and processes required to operate and maximize revenue across global network of floating facilities
  - OSW's recruitment and training platform staffs its spa and fitness centers at over 1,100 global ports with highly-trained professionals fulfilling complex language, cultural and modality-specific training requirements
  - Staggered contracts with every major cruise line prevent potential competitors from achieving scale required to compete
- **Uniquely Visible and Predictable Growth**
  - OSW benefits from cruise industry's dependable captive audience of over 25M consumers that consistently fill ships at >100% occupancy rates through all economic conditions
  - Cruise capacity growth is highly visible and predictable, with published global order books reflecting 5+ years of growth
  - OSW's ~5-year, fleet-wide contracts entitle it to operate on new ships launched during the contract term
  - ~85% of 2020 maritime revenues from cruise line banners and resorts in OSW's current contract portfolio
- **Exceptional ~90% After-Tax Free Cash Flow Conversion[1]**
  - Cruise operators fund the build-out, maintenance and refurbishment of OSW's onboard spas – minimal capex required
  - OSW is a Bahamian company earning a substantial portion of its revenue in international waters, resulting in an effective cash tax rate of ~2%
- **Successful Public Company Team Working Together for Over 15 Years**
  - Internally developed senior team with over 150 years of combined industry experience

1. *Adjusted After-Tax Unlevered Free Cash Flow calculated as (Adjusted EBITDA – Avg. of 2015-20 Capex – Cash Taxes) / EBITDA.*

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OUR INVESTMENT THESIS

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Investment Highlights

- **OSW provides investors a world class health & wellness services platform with global operations and distribution capabilities that deliver unparalleled customer experiences**
- **We believe we are well positioned to grow earnings and deliver shareholder value over the long term by:**
  1. Capitalizing on global cruise tailwind with Asia leading the next decade of aggressive growth
  2. Driving onboard guest engagement and expand and innovate health & wellness service and product offering
     - Global consumers continually increasing health & wellness services and products in their daily routines
     - Increasing collaboration with cruise lines enables significant enhancements in guest relationships
  3. Targeting high profile land-based resorts to deliver OSW capabilities and offerings
  4. Identifying emerging health & wellness services and products businesses for partnership or acquisition

Why This is a Great Deal for a SPAC

- OSW used to be a public company (Steiner Leisure) and therefore already has public company-ready accounting systems and reporting mechanisms
- OSW management team has significant public company experience
- The financial profile is highly predictable and dependable which provides visibility into forecasting uniquely well suited for public company quarterly reporting requirements
- OSW provides investors exposure to the most desirable mix of secular trends in the consumer industry, including leisure and health & wellness, in an asset-lite, capital efficient economic model; exposure that few other public companies can offer investors
- Haymaker's original SPAC mandate was to find a business that was capital efficient and had market-leadership in its respective sector – OSW is the "dream-come-true" target for Haymaker

Haymaker Expertise

Haymaker's management has unique experience with…

- Service & product innovation
- Design & branding
- Hospitality & wellness market development
- Logistics-based businesses

…which can be leveraged to enhance growth at OSW through

- Introducing new services and experiences
- Strategic alliances with hospitality & wellness companies
- Off-ship consumer relationship management

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TRANSACTION OVERVIEW

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- **Highly compelling initial valuation relative to peers given OSW's strong, predictable financial metrics**
  - The transaction values the Company at a discount to comparable publicly traded companies on the basis of P/E (19.6x 2019E, 13.1x 2020E), and FCF Yield (2019E FCF Yield of 4.2%, 2020E FCF Yield of 7.4%)
  - 11.8% 2-year Sales CAGR exceeds key peers driven by robust industry mega-trends coupled with OSW's leading market share, upcoming new builds with partner cruise lines and deep competitive moats
  - 17.6% 2-year EBITDA CAGR above key peers driven by pipeline of on-board revenue initiatives and product / services mix shift
- **Moderate starting net leverage of 5.3x with superior unlevered free cash flow conversion profile of ~90%**
  - Allows for rapid de-leveraging of +1.0x debt / EBITDA per year, preserving optionality for significant capital return to shareholders in near term
  - Cash flow profile and de-leveraging accelerate already strong EPS growth: +35% 2-year EPS growth is best-in-class
  - Unlevered free cash flow conversion of ~90% exceeds all peer companies
- **The Company's existing owners plan to roll a meaningful stake due to strong conviction around OSW's compelling upside as a public company as well as a decades-long relationship with Haymaker management and a history of investing together**
  - Additionally, Haymaker's existing shareholder base includes owners with long-tenured relationships with Haymaker management. Many of these shareholders take a longer-term view than typical SPAC investors
- **Transaction closing expected in the first quarter of 2019**

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LARGEST SPA / FITNESS / BEAUTY MANAGEMENT SERVICES COMPANY IN THE WORLD

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- UNDISPUTED LEADER IN A HIGHLY ATTRACTIVE INDUSTRY
- GLOBAL MEGATRENDS DRIVING ROBUST SECTOR GROWTH
- COMPLEX BUSINESS MODEL WHICH CANNOT BE REPLICATED
- HIGHLY VISIBLE, UNIQUELY PREDICTABLE GROWTH
- EARLY INNINGS OF GENERATIONAL GROWTH IN ASIA
- UNPRECEDENTED AFTER-TAX FREE CASH FLOW CONVERSION

Financial Highlights

161 SHIPS	**84%** MARKET SHARE AT SEA[1]	**~10x** NEXT LARGEST SEA COMPETITOR
66 RESORTS	**~$56M** 2018E Adj. EBITDA	**~90%** AFTER-TAX FREE CASH FLOW CONVERSION[2]

Note: Ship count and resort count as of November 1, 2018.

1. Outsourced spa market, as of December 31, 2017.
2. After-Tax Free Cash Flow calculated as (EBITDA – avg. 2015-2020P Capex – avg. 2015-2020P Cash Taxes) / EBITDA.

6

OSW BENEFITS FROM OVER 20 CONSECUTIVE YEARS OF GLOBAL PASSENGER GROWTH The global cruise industry has proven resilient through recessions, with passenger counts growing consistently for more than 20 years Global Cruise Ship Passengers (M) Recession Recession 28.0 26.7 25.2 23.1 22.3 21.3 20.9 20.5 19.1 17.8 17.2 16.6 15.9 14.8 13.9 12.6 11.5 9.9 9.6 8.4 7.8 7.1 6.6 6.3 Sources: CLIA, Cruise Industry News, Management. Note: CLIA changed methodology for calculating passenger volume as of 2009, therefore consistent data for non-CLIA member cruise lines is 7 unavailable prior to 2009. All passenger figures prior to 2009 are extrapolated by indexing CLIA-reported statistics to 2009 total of 17.8M. 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018POSW BENEFITS FROM OVER 20 CONSECUTIVE YEARS OF GLOBAL PASSENGER GROWTH The global cruise industry has proven resilient through recessions, with passenger counts growing consistently for more than 20 years Global Cruise Ship Passengers (M) Recession Recession 28.0 26.7 25.2 23.1 22.3 21.3 20.9 20.5 19.1 17.8 17.2 16.6 15.9 14.8 13.9 12.6 11.5 9.9 9.6 8.4 7.8 7.1 6.6 6.3 Sources: CLIA, Cruise Industry News, Management. Note: CLIA changed methodology for calculating passenger volume as of 2009, therefore consistent data for non-CLIA member cruise lines is 7 unavailable prior to 2009. All passenger figures prior to 2009 are extrapolated by indexing CLIA-reported statistics to 2009 total of 17.8M. 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018P

ONESPAWORLD
AT SEA. ON LAND.

ONESPAWORLD IS A "CATEGORY OF ONE"

OneSpaWorld is the undisputed leader in maritime health & wellness services with 84% market share and unmatched global capabilities



Others
#2 Player
7%
9%
84%
MARKET SHARE
(AND GROWING)

- Undisputed Global Leader for Over 50 Years
- ~10x Next Largest Competitor
- Contracts with Almost Every Major Cruise Line that Outsources Its Health & Wellness Facilities
- Ability to Reach a Captive Mass and Luxury Audience Globally
- Global Partner to the World's Most Prestigious Health & Wellness Brands
- 78% Market Share in Rapidly Growing Asian Cruise Market

Note: Market Share by Daily Passenger Capacity as of 12/31/2017. Based on addressable market of outsourced spa providers.
Source: Cruise Industry News 2017-2018 Annual Report.

8

LONG-TERM PARTNERSHIPS WITH THE LARGEST AND MOST REPUTABLE CRUISE LINES

ONESPAWORLD
AT SEA. ON LAND.

20+
YEARS AVERAGE CRUISE LINE RELATIONSHIP HISTORY

~95%
HISTORICAL CONTRACT RENEWAL RATE

5
YEAR AVERAGE CONTRACT LIFE

Operates on All Global Routes and All Ship Classes

161 Ships



Other
Asia
Australia
Europe
North America

2017 Revenue by Geography[1]



Budget
Luxury
Premium
Contemporary

2017 Ships by Class

Long-Term C-Level Relationships Across OSW's Entire Fleet

Cruise Line Banner	Relationship	Total Ships	OSW Ships	Ships on Order
Carnival	27 Years	27	27	5
Royal Caribbean International	27 Years	26	26	5
Princess Cruises	20 Years	17	17	5
NCL Norwegian Cruise Line	21 Years	17	17	7
Costa	20 Years	14	14	4
Holland America	20 Years	14	14	2
P&O Cruises	16 Years	7	7	2
Silversea	23 Years	9	9	2
Windstar Cruises	19 Years	6	6	0

Source: Cruise Industry News October 2018 Orderbook.
Note: Ship count per Cruise Industry News 2017/2018 Annual Report, adjusted to reflect two total ships from Royal Caribbean and Princess which have changed banners since publication. Ships on order reflect published orderbook through 2026.
1. Maritime revenue only.

9

REVENUE SHARING CONTRACTS OFFER COMPELLING VALUE FOR OSW & CRUISE LINE PARTNERS ALIKE

ONESPAWORLD
AT SEA. ON LAND.

$ ONBOARD SALE OF HEALTH AND WELLNESS PRODUCTS AND SERVICES $

ONESPAWORLD AT SEA. ON LAND.	Cruise Line Partners
Responsibility ▪ Design state-of-the-art facilities ▪ Recruit, train and manage the world's largest onboard staff ▪ Offer comprehensive and innovative services ▪ Curate exclusive selection of products	**Responsibility** ▪ Fund multi-million dollar buildout ▪ Dependably fill ships with captive audience ▪ Market OSW's onboard services
Benefits ▪ Asset-lite ▪ Access to large captive audience ▪ Exclusive provider	**Benefits** ▪ Maximized revenue yield ▪ No operating expense ▪ Superior guest experience

REVENUE SHARING ALIGNS INCENTIVES

CRUISE LINES ARE ECONOMIC PARTNERS, NOT FIXED-RENT LANDLORDS

10

COMPREHENSIVE SERVICES AND CURATED BRANDS SOLD TO AN ATTRACTIVE CAPTIVE AUDIENCE

ONESPAWORLD
AT SEA. ON LAND.

Unmatched Service and Product Breadth Onboard

- SPA & BEAUTY SERVICES
- MEDI-SPA
- FITNESS
- HEALTH
- NUTRITION
- MIND-BODY
- SPIRITUAL

$200+
AVERAGE GUEST SPEND

Broad Offering of Leading Brands

- ELEMIS*
- Good Feet*
- INSTITUTE KÉRASTASE
- WELLA
- TECHNOGYM
- ideal image* ocean
- BOTOX
- coolsculpting
- Dysport.* abobotulinumtoxinA
- GO SMILE* SMILE WHITENING SYSTEM
- thermage*
- Restylane* Natural beauty from within

1.5M+
RETAIL UNITS SOLD

Cruise Passengers are an Attractive Demographic

$114,000
AVERAGE INCOME

49
YEARS OLD

84%
MARRIED

69%
COLLEGE EDUCATED

2.3
CRUISES EVERY 3 YEARS

>25M
DEPENDABLE, INDUSTRY-WIDE ANNUAL CAPTIVE AUDIENCE

Sources: CLIA, Cruise Industry News.
Asterisk indicates brand is exclusive to OneSpaWorld at sea. OSW has exclusive distribution rights to Thermage onboard vessels from non-Chinese cruise lines.

11

GLOBAL CRUISE OPERATIONS ARE HIGHLY COMPLEX… Global Passenger Cruise Routes WELCOMED 20M VISITED EMBARKED ON PASSENGERS AT OVER 1,175 7,875 161 GLOBAL PORTS PORTS OF VOYAGES OF CALL EMBARKATION In 2017, OneSpaWorld: MADE PLACED SENT STAFF ON OVER 2,165 16,408 7,800 MANAGEMENT VISITS PURCHASE ORDERS FLIGHTS TO SHIPS IN PORT TO VENDORS GLOBALLY 12 Source: MarineTraffic.com. GLOBAL CRUISE OPERATIONS ARE HIGHLY COMPLEX… Global Passenger Cruise Routes WELCOMED 20M VISITED EMBARKED ON PASSENGERS AT OVER 1,175 7,875 161 GLOBAL PORTS PORTS OF VOYAGES OF CALL EMBARKATION In 2017, OneSpaWorld: MADE PLACED SENT STAFF ON OVER 2,165 16,408 7,800 MANAGEMENT VISITS PURCHASE ORDERS FLIGHTS TO SHIPS IN PORT TO VENDORS GLOBALLY 12 Source: MarineTraffic.com.

…OSW HAS THE ONLY PLATFORM WITH THE PROCESSES AND INFRASTRUCTURE NECESSARY TO MANAGE THE COMPLEXITY Back-End Platform & Know-How Front-End Platform & Know-How Global Recruiting, Training Yield and Revenue Management and Human Logistics Exceptional Pre- Through Product Supply Chain Post-Cruise Experience Exclusive Relationships with Facility Design Expertise Global Brands Trend Identification and Global Maritime Law Compliance Innovation of Health & Wellness Products and Services COMPETITORS AND CRUISE PARTNERS CANNOT REPLICATE AT SCALE 13 …OSW HAS THE ONLY PLATFORM WITH THE PROCESSES AND INFRASTRUCTURE NECESSARY TO MANAGE THE COMPLEXITY Back-End Platform & Know-How Front-End Platform & Know-How Global Recruiting, Training Yield and Revenue Management and Human Logistics Exceptional Pre- Through Product Supply Chain Post-Cruise Experience Exclusive Relationships with Facility Design Expertise Global Brands Trend Identification and Global Maritime Law Compliance Innovation of Health & Wellness Products and Services COMPETITORS AND CRUISE PARTNERS CANNOT REPLICATE AT SCALE 13

INDUSTRY-LEADING GLOBAL RECRUITING AND TRAINING PLATFORM

ONESPAWORLD
AT SEA. ON LAND.

Program Overview

~$5M
ANNUAL INVESTMENT

56
PLATFORM STAFF

- **2-6 WEEKS** — Training in Modality of Expertise
- **3 WEEKS** — Fitness Boot Camp Training
- **2 WEEKS** — Management Training





3,000 Professionals from All Over the World

9 TRAINING FACILITIES ACROSS THE GLOBE	**86** NATIONALITIES	**27** LANGUAGES SPOKEN
130+ SPA MANAGERS TRAINED PER YEAR	**2,000+** PROFESSIONALS TRAINED PER YEAR	**90+** NEW STAFF COMMISSIONED PER WEEK

Global Training Platform



Los Angeles | Miami | Montego Bay | London | Johannesburg | Hyderabad | Shanghai | Sydney | Manila

INDUSTRY LEADING TRAINING IS INTEGRAL TO OSW'S MARKET DOMINANCE AND IS IMPOSSIBLE TO REPLICATE GIVEN SCALE AND UPFRONT INVESTMENT REQUIRED

14

TURNKEY OPERATOR OF RESORT-BASED DESTINATION RESORT SPAS AROUND THE WORLD 66 Destination Resort Spas Globally-Renowned Proprietary Spa Brands 33 Locations Asia Traditional Balinese journey North America with emphasis on healing and relaxation 50 16 12 Locations Balinese themed spa, perfect for escaping the every day Key Resort Partners 15 Note: Resort count as of November 1, 2018. TURNKEY OPERATOR OF RESORT-BASED DESTINATION RESORT SPAS AROUND THE WORLD 66 Destination Resort Spas Globally-Renowned Proprietary Spa Brands 33 Locations Asia Traditional Balinese journey North America with emphasis on healing and relaxation 50 16 12 Locations Balinese themed spa, perfect for escaping the every day Key Resort Partners 15 Note: Resort count as of November 1, 2018.

INTERNALLY DEVELOPED SENIOR MANAGEMENT TEAM WITH SIGNIFICANT INDUSTRY EXPERIENCE

ONESPAWORLD
AT SEA. ON LAND.

		OSW Exp.	Industry Exp.	Experience
	**Leonard Fluxman** Executive Chairman	24	31	▪ Served as President and CEO from 2001 to 2016 ▪ Served as President and COO from 1999 to 2000 and as COO and CFO from 1995 to 1998 ▪ Joined Steiner Leisure in 1994 with acquisition of Coiffeur Transocean
	**Glenn Fusfield** President & CEO	18	31	▪ Served in President and COO roles since 2001, promoted to CEO in early 2016 ▪ Joined OSW in 2000 as SVP of Group Operations ▪ Previously worked at Carnival Cruise Lines for 12 years as VP of Hotel Operations, responsible for driving onboard revenue and overseeing Carnival's in-house spa operations
	**Stephen Lazarus** CFO & COO	16	16	▪ Served as CFO and COO of Steiner Leisure since 2015 ▪ Served as CFO; EVP and SVP of Steiner Leisure from 2003 to 2014 ▪ Previously with Rayovac Corporation from 1998 to 2003 and Duracell from 1990 to 1998, serving in multiple finance and business roles
	**Kyle Mendes** SVP, Finance & Business Intelligence	22	22	▪ Served as VP of Business Strategy since 2006, promoted to SVP in 2017 ▪ Director of Financial Analysis from 2001 to 2006 ▪ Joined OSW in 1996 as Network Administrator
	**Steven Bolitho** SVP, Operations	16	27	▪ Served as VP Operations since 2005, promoted to SVP Operations 2013 ▪ Joined OSW in 2001 as Director of Operations ▪ Previously worked with Carnival Cruise lines for 10 years as Vessel Hotel Director responsible for all hotel services and onboard revenue
	**Tim Dux** VP, Operations	13	19	▪ Promoted to VP Spa Operations in 2013 ▪ Served as Director of Fitness operations from 2008-2010 and Director of Spa Operations from 2010 to 2013 ▪ Joined OSW in 2005 as Manager of Fitness Operations
	**Jesus Padilla** VP, Resort Spas	12	12	▪ Promoted to VP Resort Spas in 2015 ▪ Joined OSW in 2006 as Director of Finance and was promoted to Division Vice President of Finance in 2012

16

INDUSTRY OVERVIEW INDUSTRY OVERVIEW

GLOBAL MEGA TRENDS DRIVE ROBUST CRUISE SECTOR GROWTH

ONESPAWORLD
AT SEA. ON LAND.

Multiple Mega Trends Drive Positive Outlook

- AGING GLOBAL POPULATIONS
- \+ PERSISTENT HEALTH & WELLNESS TRENDS
- \+ MILLENNIALS AROUND THE WORLD SEEKING EXPERIENCES
- \+ CHINA'S BURGEONING MIDDLE CLASS

Robust Growth in Cruising Across All Geographies

Global Cruise Capacity Growth: 2015 – 2022P



CAGR
'15 – '22P
35M
RoW
6.0%
6.7%
CAGR
Asia
17.3%
22M
Europe
6.8%
North
America
4.4%
2015
2022P

MULTIPLE LONG-TERM MEGA TRENDS UNDERLIE A COMPELLING OUTLOOK FOR CRUISE SECTOR GROWTH AND EXPANSION OF ONBOARD SPA AND WELLNESS SERVICES

Sources: Cruise Industry News. Asia figure excludes Australia.

17

GLOBAL TRENDS DRIVE INCREASING INTEREST IN HEALTH & WELLNESS Global Wellness Trends Continue to Drive Spa Interest Over Half of All Cruisers Are Interested in Spas Global Spa Industry Sales ($BN) % of Cruisers 45% to 60% of cruisers are 40% - 55% 100% $104 interested or have participated in $98 spa/wellness during cruise $92 $87 $82 35% - 50% ~10% Onboard Spa- Interested Uninterested All Cruisers Users Non-Spa Users Non-Spa Users 2016 2017P E 2018P 2019P 2020P Millennials Are More Focused on Health & Wellness Wellness Is Increasingly Important to Cruisers Millennial Non-Millennial Cruisers Actually Used Cruisers Consider Important Spa & Salon Services Enjoy Spa Treatments Sporting Facilities Consider Physical Appearance Casino & Gaming Very Important Health Club & Gym Exercise Regularly Specialty Restaurants 0% 20% 40% 60% 80% 0% 20% 40% 60% 18 Sources: Independent Consulting Studies, CLIA, Global Wellness Institute. GLOBAL TRENDS DRIVE INCREASING INTEREST IN HEALTH & WELLNESS Global Wellness Trends Continue to Drive Spa Interest Over Half of All Cruisers Are Interested in Spas Global Spa Industry Sales ($BN) % of Cruisers 45% to 60% of cruisers are 40% - 55% 100% $104 interested or have participated in $98 spa/wellness during cruise $92 $87 $82 35% - 50% ~10% Onboard Spa- Interested Uninterested All Cruisers Users Non-Spa Users Non-Spa Users 2016 2017P E 2018P 2019P 2020P Millennials Are More Focused on Health & Wellness Wellness Is Increasingly Important to Cruisers Millennial Non-Millennial Cruisers Actually Used Cruisers Consider Important Spa & Salon Services Enjoy Spa Treatments Sporting Facilities Consider Physical Appearance Casino & Gaming Very Important Health Club & Gym Exercise Regularly Specialty Restaurants 0% 20% 40% 60% 80% 0% 20% 40% 60% 18 Sources: Independent Consulting Studies, CLIA, Global Wellness Institute.

ASIA’S CRUISE EXPANSION IS A GENERATIONAL OPPORTUNITY th Asia is the 4 Wave of Global Cruise Expansion Early Growth in Asia… Global Capacity Growth (M) Total Asian Capacity Growth (M) nd rd th 2 Wave 3 Wave 4 Wave 8.0 Europe Rest of World (ex. Asia) Asia th 4 Wave 7.0 1997 - 2001 2006 - 2010 2016 – ? Asia 40.0 6.0 2016 – ? 5.0 2011-2015 35.0 4.0 2015-2022 CAGR: CAGR: 44.3% 3.0 15.2% 30.0 2.0 1.0 25.0 0.0 2008 2010 2012 2014 2016 2018 2020 2022 …Mirrors Early Stages of North American Growth 20.0 Total North American Capacity Growth (M) 4.0 15.0 st 3.5 1 Wave U.S. 3.0 1982 - 1986 10.0 2.5 st 1 Wave 2.0 5.0 U.S. 1.5 1982 - 1986 1982-1986 1.0 0 CAGR: 0.5 15.5% 0.0 1982 1984 1986 1988 1990 1992 1994 19 Sources: CLIA, Cruise Industry News. 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022ASIA’S CRUISE EXPANSION IS A GENERATIONAL OPPORTUNITY th Asia is the 4 Wave of Global Cruise Expansion Early Growth in Asia… Global Capacity Growth (M) Total Asian Capacity Growth (M) nd rd th 2 Wave 3 Wave 4 Wave 8.0 Europe Rest of World (ex. Asia) Asia th 4 Wave 7.0 1997 - 2001 2006 - 2010 2016 – ? Asia 40.0 6.0 2016 – ? 5.0 2011-2015 35.0 4.0 2015-2022 CAGR: CAGR: 44.3% 3.0 15.2% 30.0 2.0 1.0 25.0 0.0 2008 2010 2012 2014 2016 2018 2020 2022 …Mirrors Early Stages of North American Growth 20.0 Total North American Capacity Growth (M) 4.0 15.0 st 3.5 1 Wave U.S. 3.0 1982 - 1986 10.0 2.5 st 1 Wave 2.0 5.0 U.S. 1.5 1982 - 1986 1982-1986 1.0 0 CAGR: 0.5 15.5% 0.0 1982 1984 1986 1988 1990 1992 1994 19 Sources: CLIA, Cruise Industry News. 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022

GROWTH PLAN GROWTH PLAN

DEPENDABLE, PREDICTABLE PATHS TO ROBUST GROWTH WITH UPSIDE

ONESPAWORLD
AT SEA. ON LAND.

CORE VALUE DRIVERS

- CAPTURE NEW SHIP GROWTH
- GROW ONBOARD REVENUE
- PIONEER ASIAN MARKET EXPANSION

~85% OF 2020 MARITIME REVENUES FROM CRUISE LINES IN OSW'S CURRENT CONTRACT PORTFOLIO

UNTAPPED UPSIDE

- EXPAND RESORT SPA FOOTPRINT

INCREMENTAL GROWTH LEVERS

- LAUNCH RIVER AND EXPEDITION CRUISES
- CONVERT INSOURCED MARITIME SPAS
- COMPLEMENTARY HEALTH & WELLNESS ACQUISITIONS

20

OVER $4BN OF NEW CAPITAL INVESTED IN NEW CRUISE SHIPS EACH YEAR 1 Global Capital Investment in Cruise Ships Since 2000 ($BN) $137 $133 $4 $126 $7 $11 $115 $10 $106 $10 $96 $10 $86 $9 $77 $71 $6 $65 $6 $61 $4 $57 $4 $54 $3 $49 $4 $46 $3 $39 $7 $34 $5 $29 $5 $24 $5 $21 $20 $3 $1 $16 $4 $13 $4 $9 $4 $4 $5 $4 Cumulative Value since 2000 Value in Current Year Source: Cruise Industry News. 21 1. Indicates total reported build cost for ships delivered within the corresponding calendar year. 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018P 2019P 2020P 2021P 2022P 2023P 2024POVER $4BN OF NEW CAPITAL INVESTED IN NEW CRUISE SHIPS EACH YEAR 1 Global Capital Investment in Cruise Ships Since 2000 ($BN) $137 $133 $4 $126 $7 $11 $115 $10 $106 $10 $96 $10 $86 $9 $77 $71 $6 $65 $6 $61 $4 $57 $4 $54 $3 $49 $4 $46 $3 $39 $7 $34 $5 $29 $5 $24 $5 $21 $20 $3 $1 $16 $4 $13 $4 $9 $4 $4 $5 $4 Cumulative Value since 2000 Value in Current Year Source: Cruise Industry News. 21 1. Indicates total reported build cost for ships delivered within the corresponding calendar year. 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018P 2019P 2020P 2021P 2022P 2023P 2024P

ONESPAWORLD
AT SEA. ON LAND.

PREDICTABLE NEW SHIP ORDERBOOK

Global Cruise Orderbook

Orderbook in Ships and Berths (000s)


Berths Per Ship
<1,000
1,000 – 2,999
3,000+
Long-Term Orderbook Will Continue to Grow
Each Block is a Ship on Order
33.5
43.0
42.5
44.7
47.0
37.1
44.8
2018
2019
2020
2021
2022
2023
2024+
New Ships
13
25
19
20
17
9
18

History of On-Time Cruise Ship Builds

2,500+ Berth Ships Delivered On-Time as of 2-Year Forward Order Book


Ordered
Delivered On-Time
2018 YTD 5 5
2017 5 5
2016 4 4
2015 4 4
2014 4 4
2013 2 2
2012 2 2
2011 1 1
2010 4 4
2009 5 5
2008 7 7
2007 5 5

ALL RECENT NEW SHIPS HAVE BEEN DELIVERED ON-TIME SINCE 2007

Source: Cruise Industry News October 2018 Orderbook.

22

DEPENDABLE, CAPTIVE AUDIENCE OF HIGHLY ATTRACTIVE CONSUMERS

ONESPAWORLD
AT SEA. ON LAND.

Cruise Lines Consistently Fill Ships with Passengers

Occupancy by Operator



110%
105%
100%
95%
AVERAGE CRUISE INDUSTRY OCCUPANCY ~105%
Global Financial Crisis
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017
Carnival Corporation
Royal Caribbean International
Norwegian Cruise Lines Holdings

Small Percentage of Passengers Needed to Drive Revenue

OSW Cruise Passenger Spa Participation Rate



OSW ONLY NEEDS ~10% OF CRUISE PASSENGERS IN ORDER TO MEET ITS REVENUE TARGETS
11% 11% 11% 11% 11% 11%
2013 2014 2015 2016 2017 2018
Spa Participation Rate

Source: CLIA, Cruise Industry News, SEC filings.

23

ONESPAWORLD EXISTING CUSTOMER NEW SHIP PIPELINE: 2018 – 2023

ONESPAWORLD
AT SEA. ON LAND.

Year	Cruise Line	Berths	Market
2018 *7 SHIPS 20,454 BERTHS*	Azamara	690	Premium
	Norwegian Cruise Line	4,200	Contemporary
	Royal Caribbean	5,400	Contemporary
	Seabourn	604	Luxury
	Carnival	4,000	Contemporary
	Celebrity Cruises	2,900	Premium
	Holland America	2,660	Premium
2019 *7 SHIPS 26,500 BERTHS*	Carnival	4,200	Contemporary
	Costa	4,200	Contemporary
	Costa	5,200	Contemporary
	Norwegian Cruise Line	4,200	Contemporary
	Princess	3,600	Contemporary
	Royal Caribbean	4,100	Contemporary
	SAGA	1,000	Premium
2020 *9 SHIPS 29,196 BERTHS*	Carnival	5,000	Contemporary
	Costa	4,200	Contemporary
	Princess	3,600	Contemporary
	Royal Caribbean	4,100	Contemporary
	SAGA	1,000	Premium
	Silversea	596	Luxury
	Celebrity Cruises	2,900	Premium
	Virgin Cruises	2,800	Premium
	P&O	5,000	Premium

2021 *6 SHIPS / 21,460 BERTHS*

2022 *8 SHIPS / 26,100 BERTHS*

2023 *5 SHIPS / 16,100 BERTHS*

ROBUST NEW SHIP PIPELINE WITH 42 NEW SHIPS REPRESENTS OVER 140,000 NEW BERTHS COMING ONLINE THROUGH 2023

Note: As of November 1, 2018. Shaded vessels reflect those currently in service.

24

EXCLUSIVE ACCESS TO A HIGHLY ATTRACTIVE GLOBAL CHANNEL SERVICE & PRODUCT FLEET ROLLOUT CATEGORY CREATION INNOVATION Pain Management § Acupuncture § Electro Acupuncture § Cupping § Posture & Gait Analysis § Good Feet Arch Supports ~$50M § Physical Therapy Acupuncture 110 Vessels Annual § NormaTec Recovery st 1 Vessel 2005 By 2010 Revenue Introduction of High Value Services Drives Revenue Growth Across Existing Footprint OSW Medi-Spa Rollout – Vessel Count by Year Service Brand(s) Avg. Spend 86 Cryolipolysis ~$2,500 Average 75 Spend 66 Injectables ~$500 62 Up To 55 47 10x-plus Skin Tightening ~$2,800 34 Traditional Fillers ~$1,200 22 Services 10 Bamboo Massage ~$160 Acupuncture ~$150 2008 2009 2010 2011 2012 2013 2014 2015 2016 25 EXCLUSIVE ACCESS TO A HIGHLY ATTRACTIVE GLOBAL CHANNEL SERVICE & PRODUCT FLEET ROLLOUT CATEGORY CREATION INNOVATION Pain Management § Acupuncture § Electro Acupuncture § Cupping § Posture & Gait Analysis § Good Feet Arch Supports ~$50M § Physical Therapy Acupuncture 110 Vessels Annual § NormaTec Recovery st 1 Vessel 2005 By 2010 Revenue Introduction of High Value Services Drives Revenue Growth Across Existing Footprint OSW Medi-Spa Rollout – Vessel Count by Year Service Brand(s) Avg. Spend 86 Cryolipolysis ~$2,500 Average 75 Spend 66 Injectables ~$500 62 Up To 55 47 10x-plus Skin Tightening ~$2,800 34 Traditional Fillers ~$1,200 22 Services 10 Bamboo Massage ~$160 Acupuncture ~$150 2008 2009 2010 2011 2012 2013 2014 2015 2016 25

CRUISE LINES ARE INCREASINGLY ALIGNED WITH US

ONESPAWORLD
AT SEA. ON LAND.

Cruise Lines Focus More and More on Onboard Spend...

Onboard Spend as % of Total Cruise Line Revenues[1]



29.0%
+480 bps
24.2%
2011
2017

>$2 BILLION INCREMENTAL SPEND

> *"...Cruise lines have turned their attention to onboard revenues to drive top line growth... New ships are now being designed with onboard revenue in mind."*
>
> *– Wall Street Research, July 2017*

...And Increasingly Collaborate With OSW to Grow Revenue

HISTORICAL COLLABORATION

ISOLATED SHORE-SIDE ENGAGEMENT

- SPA BRANDING & DESIGN
- SIGNAGE AND LIMITED MARKETING

NEW AREAS OF COLLABORATION

UNIFIED SHORE-SIDE AND ONBOARD COLLABORATION

- WEEKLY BUDGETING AND KPI REVIEW
- TARGETED MARKETING / PASSENGER DATABASES
- ENHANCED WEBSITE VISIBILITY & DESIGN
- DYNAMIC PRICING AND PRICE INCREASES
- OPERATIONAL SAIL SUPPORT (ONBOARD TRAINING)

1. SEC Filings, Independent Consultant Studies, Wall Street Research. Based on three largest cruise operators.

26

PIONEERING GROWTH IN THE ASIAN MARKET FOR THE NEXT DECADE-PLUS Chinese Household Wealth Continues to Increase China Is Underpenetrated Relative to the United States… Global Cruise Participation by Market % of Chinese Households by US$10,000-35,000 US$35,000-55,000 4.7% Annual Disposable Income US$55,000 or above US$10,000 or below 100% 3.7% 80% 2.7% 60% 40% 20% 0% 0.1% China Developed USA Australia Markets Chinese Travelers Already Driving Rapid Cruise Growth …And the United States Still Has Substantial Upside Travel-Leisure Participation by Category / Destination, Total Asian Cruise Passenger Volume (000s) as % of U.S. Population 16.9% 13.2% 6,282 7.3% 5.5% 23.3% 3.7% CAGR 2,081 775 1 Cruise Disneyland Households Las Vegas Snowsports 2012 2015 2022P with Visits Sources: Euromonitor, Cruise Industry News, CLIA, Las Vegas Visitors Authority, Global Attractions Attendance Report, Independent Timeshare Consulting Studies. 27 1. Represents 2022 Asia (ex. Australia) capacity multiplied by 105% passenger capacity. 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018F 2020F 2022F 2024F 2026F 2028F 2030FPIONEERING GROWTH IN THE ASIAN MARKET FOR THE NEXT DECADE-PLUS Chinese Household Wealth Continues to Increase China Is Underpenetrated Relative to the United States… Global Cruise Participation by Market % of Chinese Households by US$10,000-35,000 US$35,000-55,000 4.7% Annual Disposable Income US$55,000 or above US$10,000 or below 100% 3.7% 80% 2.7% 60% 40% 20% 0% 0.1% China Developed USA Australia Markets Chinese Travelers Already Driving Rapid Cruise Growth …And the United States Still Has Substantial Upside Travel-Leisure Participation by Category / Destination, Total Asian Cruise Passenger Volume (000s) as % of U.S. Population 16.9% 13.2% 6,282 7.3% 5.5% 23.3% 3.7% CAGR 2,081 775 1 Cruise Disneyland Households Las Vegas Snowsports 2012 2015 2022P with Visits Sources: Euromonitor, Cruise Industry News, CLIA, Las Vegas Visitors Authority, Global Attractions Attendance Report, Independent Timeshare Consulting Studies. 27 1. Represents 2022 Asia (ex. Australia) capacity multiplied by 105% passenger capacity. 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018F 2020F 2022F 2024F 2026F 2028F 2030F

OSW'S UNDER-EXPLOITED RESORT SPA PLATFORM SUPPORTS SIGNIFICANT GLOBAL GROWTH

ONESPAWORLD
AT SEA. ON LAND.

Attractive New Unit Economics

Traditional Investment Model

Revenue	~$2 million
4-Wall Margin	~25%
4-Wall EBITDA	~$500K
Net Investment	~$2 million

Target Cash-on-Cash Return (Year 3): 25%+

Global Training Platform Can Fuel Significant Growth

MARITIME			RESORTS
UK	South Africa	India	Indonesia
1,310	483	172	73
China	Jamaica	Australia	Malaysia
120	82	16	45

Staff Trained at Facility in 2017

2,300+ SPA PROFESSIONALS TRAINED ANNUALLY

Under-Exploited Relationships to Leverage

Resort Partner	# of OSW Resort Spas*	Total Resorts in Portfolio [1]
Marriott	5	646 [2]
starwood Hotels and Resorts	3	716 [3]
Hilton	3	214
Club Med	3	62
Caesars Entertainment	2	47
LOTTE HOTELS & RESORTS	2	16
Disney Parks	1	38
WYNDHAM HOTELS AND RESORTS	1	351
Mohegan Sun	1	5
Four Seasons	1	115
LOEWS HOTELS RESORTS	1	16
TOTAL OSW PARTNER SPAS	23	2,226
RESORTS SPAS GLOBALLY		33,000+

SIGNIFICANT GLOBAL WHITESPACE EXISTS WITH OSW'S CURRENT RESORT PARTNER BRANDS

** Denotes sort order. OSW resort count as of 11/01/2018.*
1. Includes resorts / hotels with spas. As of 12/31/2017.
2. Excludes Starwood Hotels.
3. Excludes Sheraton banner.

28

FINANCIAL OVERVIEW FINANCIAL OVERVIEW

STRONG, VISIBLE AND CONSISTENT REVENUE & EBITDA GROWTH 1 Historical & Projected Revenue Historical & Projected EBITDA ($M, FYE Dec.) ($M, FYE Dec.) $668 $78 $573 $535 $507 $476 $62 $453 $56 $54 $51 $47 2015A 2016A 2017A 2018E 2019E 2020E 2015A 2016A 2017A 2018E 2019E 2020E Ship EBITDA 152 156 157 163 168 196 10.3% 10.6% 10.7% 10.5% 10.9% 11.7% Count Margin 1. EBITDA adjusted for public company costs, includes addback for one-time impact of Atlantis renovation in 2019. 29 STRONG, VISIBLE AND CONSISTENT REVENUE & EBITDA GROWTH 1 Historical & Projected Revenue Historical & Projected EBITDA ($M, FYE Dec.) ($M, FYE Dec.) $668 $78 $573 $535 $507 $476 $62 $453 $56 $54 $51 $47 2015A 2016A 2017A 2018E 2019E 2020E 2015A 2016A 2017A 2018E 2019E 2020E Ship EBITDA 152 156 157 163 168 196 10.3% 10.6% 10.7% 10.5% 10.9% 11.7% Count Margin 1. EBITDA adjusted for public company costs, includes addback for one-time impact of Atlantis renovation in 2019. 29

EXCEPTIONAL FREE CASH FLOW CONVERSION 1 Exceptional After-Tax Unlevered Free Cash Flow Provides Outsized Adj. Net Income Growth 3 Adj. Net Income ($M) ~$62M $49.3 2019E Adj. EBITDA $33.0 $126M ~90% Cumulative 2-Year Free Cash Flow $26.7 After-Tax Unlevered 2 Conversion Free Cash Flow (2019E-2020E) ~1% ~2% Avg. Capex as Historical Cash % of Revenue Tax Rate 2018E 2019E 2020E 1. Adjusted After-Tax Unlevered Free Cash Flow calculated as (Adjusted EBITDA – Avg. of 2015-20 Capex – Cash Taxes). 2. Adjusted After-Tax Unlevered Free Cash Flow Conversion calculated as (Adjusted EBITDA less Avg. of 2015-20 Capex less Cash Taxes) / Adjusted EBITDA. 30 3. 2019 includes $1.5M addback for lost income due to renovation of Atlantis facility. EXCEPTIONAL FREE CASH FLOW CONVERSION 1 Exceptional After-Tax Unlevered Free Cash Flow Provides Outsized Adj. Net Income Growth 3 Adj. Net Income ($M) ~$62M $49.3 2019E Adj. EBITDA $33.0 $126M ~90% Cumulative 2-Year Free Cash Flow $26.7 After-Tax Unlevered 2 Conversion Free Cash Flow (2019E-2020E) ~1% ~2% Avg. Capex as Historical Cash % of Revenue Tax Rate 2018E 2019E 2020E 1. Adjusted After-Tax Unlevered Free Cash Flow calculated as (Adjusted EBITDA – Avg. of 2015-20 Capex – Cash Taxes). 2. Adjusted After-Tax Unlevered Free Cash Flow Conversion calculated as (Adjusted EBITDA less Avg. of 2015-20 Capex less Cash Taxes) / Adjusted EBITDA. 30 3. 2019 includes $1.5M addback for lost income due to renovation of Atlantis facility.

EXCEPTIONALLY STRONG CASH FLOWS AND DE-LEVERAGING PROFILE 1 Projected After-Tax Levered Free Cash Flow Projected Net Leverage 5.3x 4.4x $ 47.9 3.0x $ 27.3 $ 22.1 2018E 2019E 2020E Historical & Projected Capex ($M) 2015 2016 2017 2018E 2019E 2020E 2018E 2019E 2020E Maintenance Capex $1.3 $1.9 $1.1 $1.5 $1.0 $2.1 Growth $0.7 $0.3 $0.0 $4.0 $1.8 $2.7 Subtotal $2.0 $2.2 $1.1 $5.5 $2.9 $4.8 % of Sales 0.4% 0.5% 0.2% 1.0% 0.5% 0.7% EXCEPTIONAL FREE CASH FLOW DRIVES RAPID DE-LEVERAGING AND PROVIDES OPPORTUNITY One-Time Resort Capex $0.9 $0.9 $1.6 $5.8 $8.4 $0.2 TO RETURN CAPITAL TO SHAREHOLDERS VIA Total Capex $2.9 $3.1 $2.7 $11.3 $11.3 $5.0 DIVIDENDS AND REPURCHASES % of Sales 0.6% 0.7% 0.5% 2.1% 2.0% 0.8% 31 1. Adjusted After-Tax Levered Free Cash Flow calculated as Operating Cash Flow less Capex less Change in NWC. EXCEPTIONALLY STRONG CASH FLOWS AND DE-LEVERAGING PROFILE 1 Projected After-Tax Levered Free Cash Flow Projected Net Leverage 5.3x 4.4x $ 47.9 3.0x $ 27.3 $ 22.1 2018E 2019E 2020E Historical & Projected Capex ($M) 2015 2016 2017 2018E 2019E 2020E 2018E 2019E 2020E Maintenance Capex $1.3 $1.9 $1.1 $1.5 $1.0 $2.1 Growth $0.7 $0.3 $0.0 $4.0 $1.8 $2.7 Subtotal $2.0 $2.2 $1.1 $5.5 $2.9 $4.8 % of Sales 0.4% 0.5% 0.2% 1.0% 0.5% 0.7% EXCEPTIONAL FREE CASH FLOW DRIVES RAPID DE-LEVERAGING AND PROVIDES OPPORTUNITY One-Time Resort Capex $0.9 $0.9 $1.6 $5.8 $8.4 $0.2 TO RETURN CAPITAL TO SHAREHOLDERS VIA Total Capex $2.9 $3.1 $2.7 $11.3 $11.3 $5.0 DIVIDENDS AND REPURCHASES % of Sales 0.6% 0.7% 0.5% 2.1% 2.0% 0.8% 31 1. Adjusted After-Tax Levered Free Cash Flow calculated as Operating Cash Flow less Capex less Change in NWC.

ONESPAWORLD
AT SEA. ON LAND.

SUPERIOR AFTER-TAX FREE CASH FLOW

After-Tax Unlevered Free Cash Flow Conversion[1]

MINIMAL NEW SPA CAPEX

- Cruise lines fund nearly all maritime spa buildout costs

ASSET-LITE MODEL

- OneSpaWorld does not own any of its maritime spas – all major maintenance requirements funded by cruise lines

EFFECTIVE TAX RATE: ~2%

- Significant majority of income earned in international waters



~90%[2]
72%
63%
62%
62%
51%
9%
ONESPAWORLD AT SEA. ON LAND.
Highly Franchised Restaurants
Health & Wellness
Asset-Light Leisure
Best-in-Class Service
Asset-Heavy Leisure
Cruise

	OneSpaWorld	Highly Franchised Restaurants	Health & Wellness	Asset-Light Leisure	Best-in-Class Service	Asset-Heavy Leisure	Cruise
Capex as % of Revenue	1%	3%	5%	6%	3%	14%	28%
Effective Tax Rate	2%	21%	21%	21%	21%	21%	2%

Source: SEC filings, Wall Street research.

Note: Highly Franchised Restaurants includes YUM, QSR, DNKN, DPZ and PZZA. Health & Wellness includes WTW, LULU, EYE, NKE and PLNT. Asset-Light Leisure includes MAR, HLT, IHG, H, AC-FR and CHH. Best-in-Class Service includes BFAM, CTAS, ROL, ECL and SITE. Asset-Heavy Leisure includes MTN, SIX, PLYA, MGM, LVS and BEL. Cruise includes CCL, RCL and NCLH.

1. *Adjusted After-Tax Unlevered FCF Conversion calculated as (Adjusted EBITDA less Estimated Unlevered Cash Taxes less Capex) / Adjusted EBITDA. Average conversion shown by sector.*
2. *OneSpaWorld Adjusted After-Tax Unlevered Free Cash Flow Conversion calculated as (2019 Adjusted EBITDA less Avg. of 2015-20 Capex less Cash Taxes) / 2019E Adjusted EBITDA.*

32

TRANSACTION DETAILS TRANSACTION DETAILS

ONESPAWORLD
AT SEA. ON LAND.

TRANSACTION OVERVIEW

- Enterprise value of $948M (*19.6x 2019E P/E, 13.1x 2020E P/E*)
  - Pro forma net debt of $300M (*5.3x net leverage @ 2018E EBITDA of $56.3M*)
  - Common stock private placement in the amount of $122M
  - Existing shareholder Steiner Leisure to be paid $717M in cash consideration and issued 16.5M of rollover shares at closing
- Transaction closing expected in Q1 of 2019

Pro Forma Valuation

Illustrative Haymaker Share Price	$ 10.00
Pro Forma Shares Outstanding (M)	64.8
Equity Value	$ 648
Net Debt	300
Enterprise Value	**$ 948**

Valuation Multiples	Metric	
2019 P / E	$ 33.0	19.6 x
2020 P / E	$ 49.3	13.1 x
2019 Levered FCF Yield	$ 27.3	4.2 %
2020 Levered FCF Yield	$ 47.9	7.4 %

Sources and Uses

Sources	Haymaker Cash in Trust Account	$ 330
	Selling Shareholder Equity Rollover	165
	Common Stock Private Placement	122
	New Net Debt[1]	300
	Sponsor Promote	30
	Total	**$ 948**
Uses	Cash Consideration to Selling Shareholders	$ 717
	Selling Shareholder Equity Rollover	165
	Haymaker Estimated Transaction Costs[2]	35
	Sponsor Promote	30
	Total	**$ 948**

Pro Forma Equity Ownership[3]


HYAC Founders' Shares
5%
Common PIPE Investors
19%
Selling Shareholders
26%
HYAC Class A
Shareholders
51%

Note: Dollars in millions. FYE December. Assumes $20.0M Revolving Credit Facility, $275M of 1st Lien, and $25M of 2nd Lien. Selling shareholder rollover is prior to any contractual commitments the seller may have to sell additional rollover shares. Excludes interest earned on cash in trust.

1. *Assumes RCF draw of ~$8M at close to fund purchase of OSW cash.*
2. *Estimated transaction costs include new debt financing fees, private placement fees, original deferred underwriting discount and other advisory and diligence related fees.*
3. *Pro forma share count includes 33.0M HYAC Class A shares outstanding, 3.0M HYAC Founders' shares, 12.2M shares issued to PIPE investors, and 16.5M rollover shares issued to selling shareholders. Excludes 16.5M HYAC IPO warrants and 8.0M Founders' warrants with $11.50 strike price. 3.25M HYAC Founders' shares to be cancelled as part of transaction. Excludes deferred shares to sponsor (converted from HYAC Founders' shares) and deferred shares to selling shareholders, which vest at $20.00 per share (adjusted for dividends to shareholders).*

33

COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS – OPERATIONAL METRICS

ONESPAWORLD
AT SEA. ON LAND.

($ in millions)



Best-in-Class Service Operators
Health & Wellness
Asset-Light Leisure
2018 – 2020 Sales CAGR
Best-in-Class Service Operators Median: 6.3 %
Health & Wellness Median: 9.8 %
Asset-Light Leisure Median: 4.6 %
11.8 % OneSpa World
12.2 % SiteOne
8.4 % Bright Horizons
6.3 % Rollins
5.7 % Cintas
5.5 % Ecolab
12.5 % Weight Watchers
10.7 % Planet Fitness
9.8 % National Vision
7.6 % Nike
7.3 % Lululemon
7.3 % Accor
5.2 % Marriott
4.8 % Hyatt
4.5 % Choice
4.4 % Hilton
4.0 % IHG
2018 – 2020 EBITDA CAGR
Best-in-Class Service Operators Median: 10.1 %
Health & Wellness Median: 14.6 %
Asset-Light Leisure Median: 8.4 %
17.6 % OneSpa World
21.3 % SiteOne
10.6 % Bright Horizons
10.1 % Rollins
9.9 % Cintas
8.3 % Ecolab
16.0 % Weight Watchers
16.0 % Nike
14.6 % National Vision
14.2 % Planet Fitness
11.1 % Lululemon
10.5 % Accor
8.8 % Choice
8.8 % Marriott
8.0 % IHG
7.6 % Hilton
4.3 % Hyatt
2018-2020 EPS CAGR[1]
Best-in-Class Service Operators Median: 13.8 %
Health & Wellness Median: 18.7 %
Asset-Light Leisure Median: 16.1 %
36.0 % OneSpa World
22.3 % SiteOne
14.6 % Bright Horizons
13.8 % Cintas
12.3 % Ecolab
11.4 % Rollins
27.5 % Weight Watchers
20.4 % Planet Fitness
18.7 % National Vision
16.8 % Nike
13.6 % Lululemon
21.7 % Accor
19.1 % Hyatt
17.4 % Hilton
14.8 % Marriott
14.0 % Choice
8.3 % IHG
2019 Unlevered FCF Conversion[2] (% of EBITDA)
Best-in-Class Service Operators Median: 62.4 %
Health & Wellness Median: 65.6 %
Asset-Light Leisure Median: 64.0 %
~90 % OneSpa World
72.2 % Rollins
70.2 % SiteOne
62.4 % Cintas
60.2 % Bright Horizons
59.8 % Ecolab
68.3 % Weight Watchers
67.2 % Nike
65.6 % Planet Fitness
31.1 % Lululemon
30.3 % National Vision
74.6 % Hilton
71.5 % Marriott
71.3 % Choice
56.7 % IHG
50.4 % Hyatt
44.3 % Accor

Source: Company Management, Wall Street Research, Bloomberg, IBES as of 10/19/2018. All estimates calendarized to December.
Note: Assumes $20.0M Revolving Credit Facility, $275M of 1st Lien, and $25M of 2nd Lien.
1. *Assumes full year pro forma interest expense for OSW in 2018.*
2. *Free Cash Flow defined as Adjusted EBITDA less capex and cash taxes.*

34

COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS – VALUATION METRICS

ONESPAWORLD
AT SEA. ON LAND.

($ in millions)



Best-in-Class Service Operators
Health & Wellness
Asset-Light Leisure
2019 P/E
Best-in-Class Service Operators Median: 27.9 x
Health & Wellness Median: 34.8 x
Asset-Light Leisure Median: 20.2 x
19.6 x OneSpa World
46.6 x Rollins
31.3 x Bright Horizons
27.9 x SiteOne
24.7 x Ecolab
23.1 x Cintas
48.6 x National Vision
39.1 x Lululemon
34.8 x Planet Fitness
25.8 x Nike
17.3 x Weight Watchers
35.0 x Hyatt
23.4 x Accor
22.3 x Hilton
18.1 x Marriott
17.9 x Choice
17.2 x IHG
2020 P/E
Best-in-Class Service Operators Median: 22.1 x
Health & Wellness Median: 29.2 x
Asset-Light Leisure Median: 17.5 x
13.1 x OneSpa World
42.5 x Rollins
27.5 x Bright Horizons
22.1 x SiteOne
22.0 x Ecolab
20.6 x Cintas
41.0 x National Vision
34.8 x Lululemon
29.2 x Planet Fitness
21.8 x Nike
13.8 x Weight Watchers
31.3 x Hyatt
19.6 x Accor
19.1 x Hilton
15.9 x Marriott
15.6 x IHG
15.6 x Choice
2019 FCF Yield[1]
Best-in-Class Service Operators Median: 3.8 %
Health & Wellness Median: 2.8 %
Asset-Light Leisure Median: 5.5 %
4.2 % OneSpa World
5.7 % Cintas
4.7 % Ecolab
2.9 % Bright Horizons
2.5 % Rollins
NA SiteOne
6.3 % Weight Watchers
3.4 % Nike
2.8 % Planet Fitness
2.2 % Lululemon
1.1 % National Vision
6.2 % Marriott
5.9 % Hilton
5.6 % Choice
5.5 % IHG
5.2 % Hyatt
4.1 % Accor
2020 FCF Yield[1]
Best-in-Class Service Operators Median: 3.7 %
Health & Wellness Median: 3.7 %
Asset-Light Leisure Median: 5.0 %
7.4 % OneSpa World
4.9 % Cintas
3.7 % Bright Horizons
3.6 % Ecolab
NA Rollins
NA SiteOne
7.9 % Weight Watchers
3.8 % Nike
3.7 % Planet Fitness
2.7 % Lululemon
2.2 % National Vision
6.9 % Hilton
5.7 % IHG
5.0 % Marriott
4.9 % Accor
3.9 % Hyatt
NA Choice

Net Leverage[2]	5.3 x	1.8 x	3.6 x	2.4 x	(0.2)x	4.0 x	4.1 x	(0.2)x	2.8 x	(0.9)x	3.7 x	4.1 x	2.1 x	3.0 x	(1.1)x	0.6 x	2.1 x

Source: Company Management, Wall Street Research, Bloomberg, IBES as of 10/19/2018. All estimates calendarized to December.
Note: Assumes $20.0M Revolving Credit Facility, $275M of 1st Lien, and $25M of 2nd Lien.
1. *Free Cash Flow defined as Operating Cash Flow less Capex. FCF Yield calculated based on IBES free cash flow per share estimates, where available.*
2. *Net Leverage for peers calculated as current net debt / LTM EBITDA. Net leverage for OSW as of transaction close.*

35

SUMMARY FINANCIALS

ONESPAWORLD
AT SEA. ON LAND.

Financial Overview

$M	For the Fiscal Year Ended December 31,					
	2015A	2016A	2017A	2018	2019	2020
Revenue						
At Sea[1]	$ 403.0	$ 429.1	$ 462.6	$ 490.1	$ 529.0	$ 618.7
On Land	$ 50.0	$ 47.2	$ 44.1	$ 45.1	$ 44.1	$ 49.7
Total Revenue	$ 453.0	$ 476.3	$ 506.7	$ 535.2	$ 573.1	$ 668.4
EBIT	$ 41.4	$ 41.2	$ 44.9	$ 47.5	$ 52.1	$ 68.6
Interest (Expense) / Income[2]	-	$ 0.3	-	$(20.9)	$(20.5)	$(18.7)
Other Income / (Expense)	$ 0.0	$(0.2)	-	-	-	-
Cash Taxes	$(1.5)	$(4.9)	$(4.6)	$(0.5)	$(0.6)	$(0.9)
Net Income	**$ 39.9**	**$ 36.5**	**$ 40.3**	**$ 26.1**	**$ 31.0**	**$ 49.0**
(-) Incremental Public Company Costs	$(2.8)	$(2.8)	$(2.8)	$(2.8)	$(2.8)	$(3.0)
(+) Atlantis Adjustment[3]	-	-	-	-	$ 1.5	-
(+) Amortization of Intangibles[4]	$ 0.4	$ 3.4	$ 3.4	$ 3.4	$ 3.4	$ 3.4
Pro Forma Adj. Net Income	**$ 37.5**	**$ 37.1**	**$ 40.9**	**$ 26.7**	**$ 33.0**	**$ 49.3**
Average Weekly Revenue per Ship[5]	$51,721	$53,741	$56,999	$59,414	$61,838	$63,622
Average Ships	147	151	154	156	162	184

Bridge to Levered Free Cash Flow

$M	For the Fiscal Year Ended December 31,		
	2018	2019	2020
Adj. Net Income	$ 26.7	$ 33.0	$ 49.3
(+) Depreciation & Amortization[6]	$ 8.5	$ 8.3	$ 9.2
(-) Increase in Net Working Capital	$(1.9)	$(2.8)	$(5.7)
(-) Maintenance Capex	$(1.5)	$(1.0)	$(2.1)
(-) Growth Capex	$(4.0)	$(1.8)	$(2.7)
(-) One-Time Resort Spa Capex	$(5.8)	$(8.4)	$(0.2)
Free Cash Flow	**$ 22.1**	**$ 27.3**	**$ 47.9**

1. *Includes revenue from Timetospa.com.*
2. *Includes amortization of financing fees. 2018 interest expense pro forma for a full year of debt with no paydown. 2019 and 2020 assume 100% sweep to free cash flow.*
3. *Addback of lost net income due to planned renovation of Atlantis facility in 2019.*
4. *Tax-effected value of amortization of intangibles recognized when L Catterton acquired Steiner Leisure in 2015.*
5. *Excludes revenue from Timetospa.com.*
6. *Excludes amortization of intangibles and includes amortization of financing fees.*

36

RECONCILIATION TO ADJUSTED EBITDA

ONESPAWORLD
AT SEA. ON LAND.

$M	Fiscal Year Ended December 31,					
	2015A	2016A	2017A	2018	2019	2020
Net Income	**$ 39.9**	**$ 36.5**	**$ 40.3**	**$ 26.1**	**$ 31.0**	**$ 49.0**
(+) Other (Income) / Expense	$(0.0)	$ 0.2	$ 0.0	$ 0.0	$ 0.0	$ 0.0
(+) Interest (Income) / Expense[1]	$ 0.0	$(0.3)	$ 0.0	$ 20.9	$ 20.5	$ 18.7
(+) Cash Taxes	$ 1.5	$ 4.9	$ 4.6	$ 0.5	$ 0.6	$ 0.9
(+) Depreciation and Amortization[2]	$ 7.2	$ 12.2	$ 12.3	$ 11.7	$ 11.5	$ 12.3
EBITDA	**$ 48.6**	**$ 53.4**	**$ 57.2**	**$ 59.1**	**$ 63.7**	**$ 81.0**
(+) One-Time Deal Costs (2015 Acquisition)	$ 1.2	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0
(-) Incremental Public Company Costs	$(2.9)	$(2.9)	$(2.9)	$(2.9)	$(2.9)	$(3.1)
(+) Atlantis Adjustment[3]	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 1.5	$ 0.0
Pro Forma Adj. EBITDA	**$ 46.9**	**$ 50.6**	**$ 54.3**	**$ 56.3**	**$ 62.3**	**$ 77.9**

1. *Includes amortization of financing fees. 2018 interest expense pro forma for a full year of debt with no paydown. 2019 and 2020 assume 100% sweep to free cash flow.*
2. *Includes $3.5M of amortization of intangibles recognized when L Catterton acquired Steiner Leisure in December 2015.*
3. *Addback of lost net income due to planned renovation of Atlantis facility in 2019.*

37